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                                                                     Exhibit (i)


April 18, 2002

Aetna Generation Portfolios, Inc.,
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:     Aetna Generation Portfolios, Inc.
        (File Nos. 33-88334 and 811-8934)

Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 16 to the Registration Statement of Aetna Generation Portfolios, Inc. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert

Dechert